UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 16, 2015

TESARO, Inc.

(Exact name of registrant as specified in its charter)

Delaware (state or other jurisdiction of incorporation)	001-35587 (Commission File Number)	27-2249687 (I.R.S. Employer Identification No.)

1000 Winter Street Suite 3300 Waltham, Massachusetts	02451
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (339) 970-0900

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐                     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 — Registrant’s Business and Operations

Item 1.01                   Entry Into a Material Definitive Agreement.

On October 16, 2015, TESARO, Inc. (“TESARO”) entered into a Master Manufacturing Services Agreement (the “Master Agreement”) and a related Product Agreement (the “Product Agreement,” and together with the Master Agreement, the “Agreements”) with Patheon Inc. (“Patheon”), each effective as of October 13, 2015.  The Master Agreement governs the general terms under which Patheon or one of its affiliates will provide manufacturing services to TESARO for drug products specified by TESARO from time to time, and the Product Agreement relates specifically to the manufacture of VARUBI™ (rolapitant) tablets for sale in the United States.

Under the terms of the Agreements, Patheon will manufacture VARUBI 100 mg tablets for sale in the United States and provide related quality control, packaging and raw materials inventory and storage services. TESARO will provide Patheon with the necessary active pharmaceutical ingredients for VARUBI. TESARO is not required to purchase any minimum quantity of VARUBI or any other drug product under the Agreements, but has agreed to purchase from Patheon a significant majority of its requirements in a specified territory of any drug manufactured under the Master Agreement.

The term of each Agreement extends until December 31, 2019 and will automatically renew thereafter for successive two-year periods unless terminated by either party upon prior written notice. Each Agreement may also be terminated by either party for material, uncured breaches, in the event of the other party’s bankruptcy, or upon prior notice if a governmental authority prevents TESARO from importing, exporting, purchasing or selling the underlying product (VARUBI in the case of the Product Agreement). Patheon may terminate the Master Agreement or the Product Agreement if TESARO assigns any rights thereunder to a Patheon competitor. TESARO may terminate packaging services upon prior written notice to Patheon and may terminate manufacturing services upon prior written notice if a product is discontinued in its specified territory.

The Agreements contain representations, warranties, mutual indemnities, limitations of liability and confidentiality provisions.  Additionally, TESARO has granted to Patheon a non-exclusive license under TESARO’s intellectual property to enable Patheon to perform the manufacturing services under the Agreements.

The foregoing description of the Agreements does not purport to be complete and is qualified in its entirety by the Agreements, copies of which TESARO intends to file as exhibits to TESARO’s Annual Report on Form 10-K for the fiscal year ending December 31, 2015.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TESARO, Inc.

	By:	/s/ Joseph L. Farmer
Joseph L. Farmer
Senior Vice President, General Counsel and Secretary

Dated: October 22, 2015

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